EXHIBIT 10.2

SOUTHSIDE BANCSHARES, INC.

RESTRICTED  STOCK  UNIT  AWARD  CERTIFICATE

Non-transferable

G R A N T  T O

Name
(“Grantee”)

by Southside Bancshares, Inc. (the “Company”) of

[shares]

restricted stock units convertible, on a one-for-one basis, into shares of its common stock, par value $1.25 per share (the “Units”).

The Units are granted pursuant to and subject to the provisions of the Southside Bancshares, Inc. 2009 Incentive Plan (the “Plan”) and to the terms and conditions set forth on page 1 hereof (“Terms and Conditions”).  By accepting the Units, Grantee shall be deemed to have agreed to the Terms and Conditions set forth in this Certificate and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated as provided in section 2 of the Terms and Conditions or otherwise in the discretion of the Committee, the Units shall vest (become non-forfeitable) in accordance with the following schedule, provided that the Grantee remains in Continuous Service on each applicable vesting date:

Continuous Service after Grant Date	Percent of Units Vested

IN WITNESS WHEREOF, Southside Bancshares, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be duly executed.

SOUTHSIDE BANCSHARES, INC.	Grant Date:

By:
Its: Authorized Officer

TERMS AND CONDITIONS
1.  Vesting of Units.  The Units shall vest (become non-forfeitable) in accordance with the schedule shown on the cover page of this Award Certificate.  Notwithstanding the vesting schedule, the Units shall become fully vested and exercisable upon (i) the termination of Grantee’s Continuous Status as a Participant due to death or Disability, (ii) a Change in Control, unless the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, or (iii) if the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, the termination of Grantee’s employment without Cause (or Grantee‘s resignation for Good Reason as provided in any employment, severance or similar agreement, if applicable) within two years after the effective date of the Change in Control.

If Grantee’s employment terminates prior to the vesting date, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

2.  Conversion to Stock.  Unless the Units are forfeited prior to the vesting date as provided in section 1 above, the Units will be converted on the vesting date to actual shares of Stock, and such Shares will be registered on the books of the Company in the name of Grantee (or in street name to Grantee’s brokerage account) as of the vesting date in uncertificated (book-entry) form unless Grantee requests a stock certificate or certificates for the Shares.

3.  Dividend Equivalents.  If any dividends or other distributions are paid with respect to the Shares while the Units or are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of Shares then underlying the Units shall be converted into additional restricted stock units in Grantee’s name, based on the Fair Market Value of the Stock as of the date such dividends or distributions were payable, and such additional stock units shall be subject to the same forfeiture and transfer restrictions and deferral terms as apply to the Units with respect to which they relate.  In other words, Dividend Equivalents credited to outstanding Units are only earned to the extent that the related Units are vested.

4.  Changes in Capital Structure.  In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or otherwise, there shall be substituted for each share of Stock then underlying a Unit subject to this Certificate the number and class of shares into which each outstanding share of Stock shall be so exchanged.

5.  Restrictions on Transfer.  No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an Affiliate, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or an Affiliate.  Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution; but the Committee may permit other transfers.

6.  Limitation of Rights.  The Units do not confer to Grantee or Grantee’s beneficiary any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the Units.  Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

7.  Payment of Taxes.  Grantee will, no later than the date as of which any amount related to the Units first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind (including Grantee’s FICA obligation) required by law to be withheld with respect to such amount.  To the extent not prohibited by applicable laws or regulations, Grantee may elect that any such withholding requirement be satisfied, in whole or in part, by having the Company withhold from the Units upon settlement a number of shares of Stock having a Fair Market Value on the date of withholding, equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

8.  Amendment.  The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Units hereunder had expired) on the date of such amendment or termination.

9.  Plan Controls.  The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the approved Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

10.  Notice.  Notices hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to Southside Bancshares, Inc., 1201 S. Beckham, Tyler, Texas 75701; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

11.  Code Section 409A.  This Certificate shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Code and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder (and any applicable transition relief under Section 409A of the Code).